Exhibit 99.1

Hewlett Packard Enterprise 6280 America Center Drive San Jose, CA 95002 hpe.com
Editorial contact
Stefanie Notaney
stefanie.notaney@hpe.com

Investor contact
Andrew Simanek
investor.relations@hpe.com

News Release

HPE Reports Q1 Results
Continued progress against strategic priorities in dynamic environment

Q1 2020 Financial Highlights:
•
Revenue: $6.9 billion with growth in areas of investment, including Intelligent Edge and as-a-Service offerings
•
Annualized revenue run-rate (ARR): $511 million, up 19% from the prior-year period
•
Gross margin: GAAP of 32.8%, up 170 basis points from the prior-year period and Non-GAAP of 33.2%, up 210 basis points from the prior-year period
•
Diluted net earnings per share:
•
GAAP of $0.25, compared to $0.13 and up 92% from the prior-year period and above the previously provided outlook of $0.20 to $0.24 per share
•
Non-GAAP of $0.44, up 5% from the prior-year period and in-line with the previously provided outlook of $0.42 to $0.46 per share
FY 2020 Outlook:
•
Earnings Per Share: Maintains GAAP diluted net earnings per share outlook of $1.01 to $1.17 and non-GAAP diluted net earnings per share outlook of $1.78 to $1.94
•
Free Cash Flow[1]: Revises free cash flow outlook to $1.6 to $1.8 billion to account for current supply chain disruption impacting short-term cash conversion cycles

SAN JOSE, Calif., March 3, 2020 - Hewlett Packard Enterprise (NYSE: HPE) today announced financial results for its fiscal 2020 first quarter, ended Jan. 31, 2020.

“HPE’s first quarter results demonstrate continued progress against our strategic priorities to shift our company to higher-margin and more recurring revenues against a dynamic market backdrop,” said Antonio Neri, president and CEO of Hewlett Packard Enterprise. “While our overall revenue declined for the quarter, primarily due to our Compute business, we grew our ARR by 19 percent and saw profitable growth in key areas of investment, including Intelligent Edge, High Performance Compute, Hyperconverged Infrastructure, Big Data Storage and Operational Services orders.”

“We delivered EPS and gross margin improvement, while making important investments for future innovation,” Neri continued. “Faced with continued macro uncertainty, I am confident we are managing our business with discipline and focus, taking the right actions, and advancing our pivot to deliver unique edge-to-cloud experiences as a service. We believe the combination will drive long-term profitable growth and strong returns on investment.”

First Quarter Fiscal Year 2020 Results

Net revenue of $6.9 billion, down 8% from the prior-year period and 7% from the prior-year period when adjusted for currency. Market uncertainty, supply constraints, and North America manufacturing capacity constraints impacted revenue in Q1, particularly in Compute.

Annualized revenue run-rate (ARR) of $511 million, up 19% from the prior-year period. GreenLake services orders finished the quarter with 48% year over year growth.

GAAP gross margin of 32.8%, up 170 basis points from the prior-year period and Non-GAAP gross margin of 33.2%, up 210 basis points from the prior-year period.

GAAP diluted net earnings per share (“EPS”) was $0.25, compared to $0.13 in the prior-year period and above the previously provided outlook of $0.20 to $0.24 per share.

Non-GAAP diluted net EPS was $0.44, compared to $0.42 in the prior-year period and in-line with the previously provided outlook of $0.42 to $0.46 per share. First quarter non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax adjustments of $242 million and $0.19 per diluted share, respectively, primarily related to amortization of intangible assets and transformation costs.

Cash flow from operations of ($79) million compared to $382 million in the prior-year period.

Free cash flow of ($185) million compared to ($190) million in the prior-year period.

Segment Results
Hewlett Packard Enterprise brings a broad, differentiated portfolio of products and services to address digital transformation, while prioritizing key segments to drive profitable growth.

Intelligent Edge returned to growth with revenue of $720 million, up 4% year over year when adjusted for currency, with 9.7% operating margin, up 630 basis points from the prior-year period. Enhancements to North America sales leadership and go-to-market segmentation are paying off with double-digit growth in North America and 13% growth when adjusted for currency in overall WLAN product.

Compute revenue was $3.0 billion, down 15% year over year when adjusted for currency, with 9.5% operating margin, flat from the prior-year period. Revenue was pressured this quarter due to a more uneven business environment, component supply constraints and North America manufacturing capacity constraints.

High Performance Compute & Mission Critical Systems (HPC & MCS) revenue was $823 million, up 6% year over year when adjusted for currency, with 6.0% operating margin, down 660 basis points from the prior-year period. HPC business continues to gain momentum with over $2.0 billion of awarded business expected to be delivered by FY23.

Storage revenue was $1.3 billion, down 7% year over year when adjusted for currency, with 18.1% operating margin, down 60 basis points from the prior-year period. Hyperconverged Infrastructure showing continued momentum, up 6% year over year when adjusted for currency and Big Data, up 45% year over year when adjusted for currency.

Advisory & Professional Services (A&PS) revenue was $243 million, flat year over year when adjusted for currency, with (0.8%) operating margin, up 12.5 points from the prior-year period. A&PS is a strategic business that pulls through significant infrastructure and operational services sales.

Financial Services revenue was $859 million, down 6% year over year when adjusted for currency, with 8.5% operating margin, up 10 basis points from the prior-year period. Net portfolio assets were up 2% year over year when adjusted for currency, and financing volume was up 2% year over year when adjusted for currency. The business delivered return on equity of 14.8%, down 90 basis points from the prior-year period.

Fiscal 2020 Outlook:
Hewlett Packard Enterprise maintains GAAP diluted net EPS outlook of $1.01 to $1.17 and non-GAAP diluted net EPS outlook of $1.78 to $1.94. Fiscal 2020 non-GAAP diluted net EPS estimates exclude after-tax costs of approximately $0.77 per share, primarily related to transformation costs and the amortization of intangible assets.

Revises free cash flow1 outlook range from $1.9 to $2.1 billion to $1.6 to $1.8 billion to account for current supply chain disruption impacting short-term cash conversion cycles.

1Hewlett Packard Enterprise provides certain guidance on a non-GAAP basis, as the company cannot predict some elements that are included in reported GAAP results. Refer to the discussion of non-GAAP financial measures below for more information.

About Hewlett Packard Enterprise
Hewlett Packard Enterprise is the global edge-to-cloud platform-as-a-service company that helps organizations accelerate outcomes by unlocking value from all of their data, everywhere. Built on decades of reimagining the future and innovating to advance the way we live and work, HPE delivers unique, open and intelligent technology solutions, with a consistent experience across all clouds and edges, to help customers develop new business models, engage in new ways, and increase operational performance. For more information, visit: www.hpe.com.

Use of non-GAAP financial information

To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a generally accepted accounting principles (GAAP) basis, Hewlett Packard Enterprise provides revenue on a constant currency basis as well as non-GAAP gross margin, non-GAAP operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow. A reconciliation of adjustments to GAAP financial measures for this quarter and prior periods is included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which Hewlett Packard Enterprise’s management uses these non-GAAP measures to evaluate its business, the substance behind Hewlett Packard Enterprise’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Hewlett Packard Enterprise’s management compensates for those limitations, and the substantive reasons why Hewlett Packard Enterprise’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” further below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, gross margin, operating profit, operating margin, net earnings, diluted net earnings per share, cash, cash equivalents and restricted cash, cash flow from operations, investments in property, plant and equipment, or total company debt prepared in accordance with GAAP.

Forward-looking statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, effective tax rates, the impact of the U.S. Tax Cuts and Jobs Act of 2017, net earnings, net earnings per share, cash flows, benefit plan funding, deferred tax assets, share repurchases, currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring charges; any statements of the plans, strategies and objectives of management for future operations, as well as the execution of corporate transactions or contemplated acquisitions, transformation and restructuring plans and any resulting benefit, cost savings or restructuring charges, revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on Hewlett Packard Enterprise and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing Hewlett Packard Enterprise’s businesses; the competitive pressures faced by Hewlett Packard Enterprise’s businesses; risks associated with executing Hewlett Packard Enterprise’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of Hewlett Packard Enterprise’s products and the delivery of Hewlett Packard Enterprise’s services effectively; the protection of Hewlett Packard Enterprise’s intellectual property assets, including intellectual property licensed from third parties and intellectual property shared with its former Parent; risks associated with Hewlett Packard Enterprise’s international operations (including pandemics and public health problems, such as the outbreak of novel coronavirus (COVID-19)); the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by Hewlett Packard Enterprise and its suppliers, customers, clients and partners, including any impact thereon resulting from events such as the coronavirus; the hiring and retention of key employees; execution, integration and other risks associated with business combination and investment transactions; and the execution, timing and results of any transformation or restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of Hewlett Packard Enterprise's business) and the anticipated benefits of the transformation and restructuring plans; the effects of the U.S. Tax Cuts and Jobs Act and related guidance and regulations; the resolution of pending investigations, claims and disputes; and other risks that are described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019.

As in prior periods, the financial information set forth in this press release, including tax-related items, reflects estimates based on information available at this time. While Hewlett Packard Enterprise believes these estimates to be reasonable, these amounts could differ materially from reported amounts in the Hewlett Packard Enterprise Quarterly Report on Form 10-Q for the first quarter ended January 31, 2020. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	January 31, 2020	October 31, 2019	January 31, 2019
Net revenue	$6,949	$7,215	$7,553
Costs and expenses:
Cost of sales	4,667	4,822	5,207
Research and development	485	438	466
Selling, general and administrative	1,218	1,229	1,211
Amortization of intangible assets	120	68	72
Transformation costs	89	151	78
Acquisition, disposition and other related charges	22	47	63
Total costs and expenses	6,601	6,755	7,097
Earnings from operations	348	460	456
Interest and other, net	(19)	(38)	(51)
Tax indemnification adjustments(a)	(21)	288	219
Non-service net periodic benefit credit	37	14	16
Earnings (loss) from equity interests	33	(1)	15
Earnings before taxes	378	723	655
Provision for taxes(b)	(45)	(243)	(478)
Net earnings	$333	$480	$177
Net earnings per share:
Basic	$0.26	$0.37	$0.13
Diluted	$0.25	$0.36	$0.13
Cash dividends declared per share	$0.1200	$0.1200	$0.1125
Weighted-average shares used to compute net earnings per share:
Basic	1,300	1,308	1,401
Diluted	1,315	1,323	1,412

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE
(Unaudited)
(In millions, except percentages and per share amounts)

	Three months ended January 31, 2020	Diluted net earnings per share	Three months ended October 31, 2019	Diluted net earnings per share	Three months ended January 31, 2019	Diluted net earnings per share
GAAP net earnings	$333	$0.25	$480	$0.36	$177	$0.13

Non-GAAP adjustments:
Amortization of initial direct costs	3	—	—	—	—	—
Amortization of intangible assets	120	0.09	68	0.05	72	0.05
Transformation costs	89	0.07	151	0.11	78	0.06
Acquisition, disposition and other related charges	42	0.03	54	0.04	63	0.04
Tax indemnification adjustments(a)	21	0.02	(288)	(0.22)	(219)	(0.16)
Non-service net periodic benefit credit	(37)	(0.03)	(14)	(0.01)	(16)	(0.01)
Loss from equity interests(c)	37	0.03	38	0.03	38	0.03
Adjustments for taxes(b)(d)	(33)	(0.02)	155	0.13	397	0.28
Non-GAAP net earnings	$575	$0.44	$644	$0.49	$590	$0.42

GAAP earnings from operations	$348		$460		$456

Non-GAAP adjustments
Amortization of initial direct costs	3		—		—
Amortization of intangible assets	120		68		72
Transformation costs	89		151		78
Acquisition, disposition and other related charges	42		54		63
Non-GAAP earnings from operations	$602		$733		$669

GAAP operating margin	5%		6%		6%
Non-GAAP adjustments	4%		4%		3%
Non-GAAP operating margin	9%		10%		9%

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (In millions, except par value)

	As of
	January 31, 2020	October 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$3,171	$3,753
Accounts receivable, net of allowance for doubtful accounts	2,864	2,957
Financing receivables, net of allowance for doubtful accounts	3,591	3,572
Inventory	2,560	2,387
Assets held for sale	12	46
Other current assets	2,553	2,428
Total current assets	14,751	15,143
Property, plant and equipment	5,711	6,054
Long-term financing receivables and other assets(e)	10,179	8,918
Investments in equity interests	2,290	2,254
Goodwill and intangible assets	19,313	19,434
Total assets	$52,244	$51,803
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and short-term borrowings	$4,510	$4,425
Accounts payable	5,332	5,595
Employee compensation and benefits	1,009	1,522
Taxes on earnings	173	186
Deferred revenue	3,267	3,234
Accrued restructuring	184	195
Other accrued liabilities(e)	4,279	4,002
Total current liabilities	18,754	19,159
Long-term debt	9,362	9,395
Other non-current liabilities(e)	6,885	6,100
Stockholders’ equity
HPE stockholders’ equity:
Preferred stock, $0.01 par value (300 shares authorized; none issued)	—	—
Common stock, $0.01 par value (9,600 shares authorized; 1,293 and 1,294 shares issued and outstanding at January 31, 2020 and October 31, 2019, respectively)	13	13
Additional paid-in capital	28,287	28,444
Accumulated deficit(f)	(7,411)	(7,632)
Accumulated other comprehensive loss(f)	(3,700)	(3,727)
Total HPE stockholders’ equity	17,189	17,098
Non-controlling interests	54	51
Total stockholders’ equity	17,243	17,149
Total liabilities and stockholders’ equity	$52,244	$51,803

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)
	Three months ended January 31, 2020	Three months ended January 31, 2019
Cash flows from operating activities:
Net earnings	$333	$177
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	690	639
Stock-based compensation expense	93	75
Provision for doubtful accounts and inventory	41	42
Restructuring charges	84	33
Deferred taxes on earnings	(28)	370
Earnings from equity interests	(33)	(15)
Other, net	(36)	46
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	82	113
Financing receivables	(104)	(156)
Inventory	(204)	99
Accounts payable	(250)	(256)
Taxes on earnings	(27)	(107)
Restructuring	(87)	(110)
Other assets and liabilities	(633)	(568)
Net cash (used in) provided by operating activities	(79)	382
Cash flows from investing activities:
Investment in property, plant and equipment	(568)	(729)
Proceeds from sale of property, plant and equipment	462	157
Purchases of available-for-sale securities and other investments	(59)	(5)
Maturities and sales of available-for-sale securities and other investments	8	1
Financial collateral posted	(48)	(245)
Financial collateral returned	147	281
Payments made in connection with business acquisitions, net of cash acquired	(6)	(76)
Net cash used in investing activities	(64)	(616)
Cash flows from financing activities:
Short-term borrowings with original maturities less than 90 days, net	127	(12)
Proceeds from debt, net of issuance costs	340	389
Payment of debt	(450)	(334)
Net proceeds related to stock-based award activities	(43)	(17)
Repurchase of common stock	(204)	(814)
Contributions from non-controlling interests	1	—
Cash dividends paid	(156)	(157)
Net cash used in financing activities	(385)	(945)
Decrease in cash, cash equivalents and restricted cash	(528)	(1,179)
Cash, cash equivalents and restricted cash at beginning of period	4,076	5,084
Cash, cash equivalents and restricted cash at end of period	$3,548	$3,905

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	January 31, 2020	October 31, 2019	January 31, 2019
Net revenue:(g)
Compute	$3,011	$3,349	$3,575
HPC & MCS	823	777	779
Storage	1,250	1,256	1,356
A & PS	243	269	241
Intelligent Edge	720	742	705
Financial Services	859	878	919
Corporate Investments	121	134	118
Total segment net revenue	7,027	7,405	7,693
Elimination of intersegment net revenue and other	(78)	(190)	(140)
Total Hewlett Packard Enterprise consolidated net revenue	$6,949	$7,215	$7,553

Earnings before taxes:(g)
Compute	$286	$464	$340
HPC & MCS	49	79	98
Storage	226	219	254
A & PS	(2)	1	(32)
Intelligent Edge	70	46	24
Financial Services	73	74	77
Corporate Investments	(27)	(26)	(28)
Total segment earnings from operations	675	857	733

Unallocated corporate costs and eliminations	(52)	(107)	(50)
Unallocated stock-based compensation expense	(21)	(17)	(14)
Amortization of initial direct costs	(3)	—	—
Amortization of intangible assets	(120)	(68)	(72)
Transformation costs	(89)	(151)	(78)
Acquisition, disposition and other related charges	(42)	(54)	(63)
Interest and other, net	(19)	(38)	(51)
Tax indemnification adjustments(a)	(21)	288	219
Non-service net periodic benefit credit	37	14	16
Earnings (loss) from equity interests	33	(1)	15
Total Hewlett Packard Enterprise consolidated earnings before taxes	$378	$723	$655

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions, except percentages)

	Three months ended			Change (%)
	January 31, 2020	October 31, 2019	January 31, 2019	Q/Q	Y/Y
Net revenue:(g)
Compute	$3,011	$3,349	$3,575	(10%)	(16%)
HPC & MCS	823	777	779	6%	6%
Storage	1,250	1,256	1,356	—%	(8%)
A & PS	243	269	241	(10%)	1%
Intelligent Edge	720	742	705	(3%)	2%
Financial Services	859	878	919	(2%)	(7%)
Corporate Investments	121	134	118	(10%)	3%
Total segment net revenue	7,027	7,405	7,693	(5%)	(9%)
Elimination of intersegment net revenue and other	(78)	(190)	(140)	(59%)	(44%)
Total Hewlett Packard Enterprise consolidated net revenue	$6,949	$7,215	$7,553	(4%)	(8%)

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY DATA (Unaudited)

	Three months ended	Change in Operating Margin (pts)
	January 31, 2020	Q/Q	Y/Y
Segment operating margin:(g)
Compute	9.5%	-4.4 pts.	0.0 pts.
HPC & MCS	6.0%	-4.2 pts.	-6.6 pts.
Storage	18.1%	0.7 pts.	-0.6 pts.
A & PS	(0.8)%	-1.2 pts.	12.5 pts.
Intelligent Edge	9.7%	3.5 pts.	6.3 pts.
Financial Services	8.5%	0.1 pts.	0.1 pts.
Corporate Investments	(22.3)%	-2.9 pts	1.4 pts.
Total segment operating margin	9.6%	-2.0 pts	0.1 pts.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS (LOSS) PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	January 31, 2020	October 31, 2019	January 31, 2019
Numerator:
GAAP net earnings	$333	$480	$177
Non-GAAP net earnings	$575	$644	$590

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,300	1,308	1,401
Dilutive effect of employee stock plans(h)	15	15	11
Weighted-average shares used to compute diluted net earnings per share	1,315	1,323	1,412

GAAP net earnings per share
Basic	$0.26	$0.37	$0.13
Diluted(h)	$0.25	$0.36	$0.13

Non-GAAP net earnings per share
Basic	$0.44	$0.49	$0.42
Diluted(h)	$0.44	$0.49	$0.42

(a)
For the three months ended October 31, 2019, the amount was due primarily to the termination of the Tax Matters Agreement with HP Inc. For the three months ended January 31, 2019, the amount primarily includes the effects of U.S. tax reform on tax attributes related to fiscal periods prior to the Separation.

(b)
The three months ended October 31, 2019 and January 31, 2019, include $123 million and $419 million of net income tax charges related to changes in U.S. federal and state valuation allowances as a result of impacts of the Tax Cuts and Jobs Act of 2017 (the "Tax Act").

(c)	Represents the amortization of basis difference adjustments related to the H3C divestiture.

(d)	Effective the first quarter of fiscal 2019, the Company uses a structural tax rate based on long-term non-GAAP financial projections.

(e)
The Company adopted the new accounting standard for leases in the first quarter of fiscal 2020 which requires lessees to recognize a lease liability and a right-of-use (“ROU”) asset for the lease term. The Company elected the modified retrospective transition method whereby prior comparative periods are not restated. Adoption of the new lease standard resulted in the recognition of $1.0 billion of ROU assets and $1.1 billion of lease liabilities on the Company’s Condensed Consolidated Balance Sheet.

(f)
The Company adopted an accounting standard update in the first quarter of fiscal 2020 that allowed it to reclassify $43 million of stranded tax effects resulting from U.S. tax reform from accumulated other comprehensive loss into accumulated deficit.

(g)
Effective at the beginning of the first quarter of fiscal 2020, Hewlett Packard Enterprise Company ("HPE") implemented certain organizational changes to align its segment financial reporting more closely with its current business structure. As a result of these organizational changes, HPE replaced the Hybrid IT reportable segment (and the Compute, Storage and HPE Pointnext business units within it) with four new financial reporting segments: Compute, High Performance Compute & Mission-Critical Systems ("HPC & MCS"), Storage, and Advisory and Profession Services ("A & PS").

In addition, the HPE Aruba Services business unit of the Intelligent Edge segment now includes the Data Center Networking ("DC Networking") operational services business that was previously a part of the Hybrid IT-HPE Pointnext business unit. The DC Networking business, other than operational services, had been transferred to the Intelligent Edge segment in a prior realignment.

The Company reflected these changes to its segment information retrospectively to the earliest period presented, which primarily resulted in the transfer of net revenue and operating profit for each of the businesses as described above. These changes had no impact on Hewlett Packard Enterprise’s previously reported consolidated net revenue, net earnings or net earnings per share ("EPS").

(h)	Diluted net earnings per share reflects any dilutive effect of restricted stock awards, stock options and performance-based awards.

Use of non-GAAP financial measures

To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a GAAP basis, Hewlett Packard Enterprise provides revenue on a constant currency basis, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to revenue on a constant currency basis is revenue. The GAAP measure most directly comparable to non-GAAP gross margin is gross margin. The GAAP measure most directly comparable to non-GAAP operating expense is total costs and expenses. The GAAP measure most directly comparable to non-GAAP operating profit is earnings. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP income tax rate is income tax rate. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. The GAAP measure most directly comparable to free cash flow is cash flow from operations. The GAAP measure most directly comparable to net capital expenditures is investment in property, plant and equipment. The GAAP measure most directly comparable to net debt and operating company net debt is total company debt. The GAAP measure most directly comparable to each of net cash and operating company net cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Hewlett Packard Enterprise

Revenue on a constant currency basis assumes no change in the foreign exchange rate from the prior-year period. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating profit, and non-GAAP operating margin are defined to exclude any charges relating to the amortization of intangible assets, amortization of initial direct costs, transformation costs, and acquisition, disposition and other related charges. Non-GAAP net earnings and non-GAAP diluted net earnings per share consist of net earnings or diluted net earnings per share excluding those same charges, as well as an adjustment to earnings in equity interests, non-service net periodic benefit credit, tax indemnification adjustments, certain income tax valuation allowances and separation taxes, the impact of U.S. tax reform and excess tax benefit from stock-based compensation. In addition, non-GAAP net earnings and non-GAAP diluted net earnings per share are adjusted by the amount of additional taxes or tax benefits associated with each non-GAAP item.

Hewlett Packard Enterprise’s management uses these non-GAAP financial measures for purposes of evaluating Hewlett Packard Enterprise’s historical and prospective financial performance, as well as Hewlett Packard Enterprise’s performance relative to its competitors. Hewlett Packard Enterprise’s management also uses these non-GAAP measures to further its own understanding of Hewlett Packard Enterprise’s segment operating performance. Hewlett Packard Enterprise believes that excluding the items mentioned above from these non-GAAP financial measures allows Hewlett Packard Enterprise’s management to better understand Hewlett Packard Enterprise’s consolidated financial performance in relation to the operating results of Hewlett Packard Enterprise’s segments, as Hewlett Packard Enterprise’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Hewlett Packard Enterprise’s management excludes each of those items mentioned above for the following reasons:

•
Hewlett Packard Enterprise incurs charges relating to the amortization of intangible assets. Those charges are included in Hewlett Packard Enterprise’s GAAP earnings, operating margin, net earnings and diluted net earnings per share. Such charges are significantly impacted by the timing and magnitude of Hewlett Packard Enterprise’s acquisitions and any related impairment charges. Consequently, Hewlett Packard Enterprise excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Amortization of initial direct costs represents the portion of lease origination costs incurred in prior fiscal years that do not quality for capitalization under the new leasing standard. Hewlett Packard Enterprise excludes these costs as the Company elected the practical expedient under the new leasing standard. As a result, the company did not adjust these historical costs to accumulated deficit. We believe that most financing companies did not elect this practical expedient and therefore we excluded these costs to facilitate a more meaningful evaluation of our current operating performance and comparisons to our peers.

•
Transformation costs represent net costs related to the HPE Next initiative and include restructuring charges, program design and execution costs, costs incurred to transform Hewlett Packard Enterprise's IT infrastructure and gains from the sale of real-estate identified as part of the initiative as well as any impairment charges on real-estate assets identified as part of the initiative. Hewlett Packard Enterprise believes that eliminating such expenses and gains for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s past operating performance.

•
Hewlett Packard Enterprise incurs costs related to its acquisitions, disposition and other related charges, most of which are treated as non-cash or non-capitalized expenses. The charges are direct expenses such as professional fees and retention costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory. Charges may also include expenses associated with disposal activities including legal and arbitration settlements in connection with certain dispositions. Because non-cash or non-capitalized acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of Hewlett Packard Enterprise’s acquisitions and divestitures, Hewlett Packard Enterprise believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s past operating performance.

•
Adjustment to earnings from equity interests includes the amortization of the basis difference in relation to the H3C divestiture and the resulting equity method investment in H3C. Hewlett Packard Enterprise believes that eliminating this amount for purposes of calculating non-GAAP operating profit facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Non-service net periodic benefit credit includes certain market-related factors such as (i) interest cost, (ii) expected return on plan assets, (iii) amortization of prior plan amendments, (iv) amortized actuarial gains or losses, (v) the impacts of any plan settlements/curtailments and (vi) impacts from other market-related factors associated with Hewlett Packard Enterprise's defined benefit pension and post-retirement benefit plans. These market-driven retirement-related adjustments are primarily due to the change in pension plan assets and liabilities which are tied to financial market performance. Hewlett Packard Enterprise excludes these adjustments and considers them to be outside the operational performance of the business.

•
Tax indemnification adjustments are related to changes in the indemnification positions between Hewlett Packard Enterprise and HP Inc., DXC and Micro Focus that are recorded by Hewlett Packard Enterprise as pre-tax income or expense and not considered tax expense. Hewlett Packard Enterprise excludes these income or charges and the associated tax impact for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Hewlett Packard Enterprise utilizes a structural long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods and eliminates the effects of items such as changes in tax valuation allowance and tax effects of acquisitions and disposition related costs and transformation costs since each of these can vary in size and frequency. When projecting this long-term rate, Hewlett Packard Enterprise evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: amortization of purchased intangibles and adjustments related to equity method investments. The projected rate assumes no incremental acquisitions in the three-year projection period, and considers other factors including Hewlett Packard Enterprise’s expected tax structure, its tax positions in various jurisdictions and current impacts from key legislation implemented in major jurisdictions where Hewlett Packard Enterprise operates. For fiscal 2020, the Company will use a projected non-GAAP tax rate of 12%, which reflects currently available information, including the impact of the Tax Act and interpretations thereof, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in Hewlett Packard Enterprise’s geographic earnings mix including due to acquisition activity, or other changes to the Company’s strategy or business operations. The Company will re-evaluate its long-term rate as appropriate. Hewlett Packard Enterprise believes that making these adjustments facilitates a better evaluation of our current operating performance and comparisons to past operating results.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Hewlett Packard Enterprise’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•
Amortization of intangible assets, though not directly affecting Hewlett Packard Enterprise’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net earnings per share, and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

•
Amortization of initial direct cost is excluded from non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net earnings per share can have an impact on the equivalent GAAP earnings measure and HPE Financial Services Segment results.

•
Items such as transformation costs, acquisition, and disposition and other related costs that are excluded from non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net earnings per share can have a material impact on the equivalent GAAP earnings measure.

•
Items such as adjustment to earnings from equity interests and non-service net periodic benefit credit that are excluded from non-GAAP net earnings, and non-GAAP diluted net earnings per share can have a material impact on the equivalent GAAP earnings measure.

•
Items such as tax indemnification adjustments, certain income tax valuation allowances and separation taxes, the impact of U.S. tax reform, excess tax benefits from stock-based compensation and the related tax impacts from other non-GAAP measures that are excluded from the non-GAAP tax rate, non-GAAP net earnings and non-GAAP diluted net earnings per share can also have a material impact on the equivalent GAAP earnings measures.

•
Hewlett Packard Enterprise may not be able to immediately liquidate the short-term and long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

•
Other companies may calculate revenue on a constant currency basis, non-GAAP gross margin, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net earnings per share differently than Hewlett Packard Enterprise does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Hewlett Packard Enterprise compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Hewlett Packard Enterprise also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and Hewlett Packard Enterprise encourages investors to review carefully those reconciliations.

Usefulness of non-GAAP financial measures to investors

Hewlett Packard Enterprise believes that providing revenue on a constant currency basis, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share, non-GAAP diluted net earnings per share, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by Hewlett Packard Enterprise’s management in its financial and operational decision making and allows investors to see Hewlett Packard Enterprise’s results “through the eyes” of management. Hewlett Packard Enterprise further believes that providing this information better enables Hewlett Packard Enterprise’s investors to understand Hewlett Packard Enterprise’s operating performance and to evaluate the efficacy of the methodology and information used by Hewlett Packard Enterprise’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Hewlett Packard Enterprise’s operating performance with the performance of other companies in Hewlett Packard Enterprise’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.